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                                                                     EXHIBIT 3.8

                            AMENDMENTS TO THE BYLAWS
                                       OF
                             CARRIAGE SERVICES, INC.

                                December 18, 2000

      The following amendments to the Amended and Restated Bylaws of Carriage Services, Inc., a Delaware corporation (the "Corporation"), originally adopted on July 2, 1996 (the "Bylaws"), were adopted by the Board of Directors of the Corporation on December 18, 2000:

      1. Section 2.3 of the Bylaws is hereby amended in its entirety so that, as amended, said Section 2.3 shall read as follows:

            "2.3 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. The board of directors, in its sole discretion, may determine that meetings of stockholders be held by means of remote communication, provided that the Corporation implement reasonable measures to (i) verify the attendance and eligibility of remote participants, (ii) provide participants a reasonable opportunity to participate and vote, and (iii) record the votes and other actions taken by remote participants during the meeting."

      2. Section 2.4 of the Bylaws is hereby amended in its entirety so that, as amended, said Section 2.4 shall read as follows:

            "2.4 Notice. Written or printed notice stating the place, day, and time of each meeting of the stockholders, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 60 days before the date of the meeting, whether personally, by mail, or by a form of electronic transmission to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice sent by a form of electronic transmission shall be deemed given:
      (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with a separate notice to the stockholder

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      of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; or (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a proper waiver of notice. Proper waiver of notice shall either be in writing and signed by the person entitled to notice, or transmitted electronically by the person entitled to notice."

      3. Section 2.5 of the Bylaws is hereby amended in its entirety so that, as amended, said Section 2.5 shall read as follows:

            "2.5 Voting List. At least ten days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of at least 10 days prior to such meeting, such list shall be open to examination either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting, or (ii) at the principal place of business of the Corporation during ordinary business hours. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation."

      4. Section 2.6 of the Bylaws is hereby amended in its entirety so that, as amended, said Section 2.6 shall read as follows:

            "2.6 Quorum. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Corporation, or these by-laws. For the purposes of these bylaws, a stockholder or proxy holder not physically present at a meeting of stockholders may be deemed present in person at that meeting by means of remote communication, provided that the Corporation implement reasonable measures to verify his or her attendance and eligibility. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are


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      present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting."

      5. Section 2.8 of the Bylaws is hereby amended in its entirety so that, as amended, said Section 2.8 shall read as follows:

            "2.8 Method of Voting; Proxies. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. If authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Each such proxy shall be filed with the Secretary or an Assistant Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law."

      6. Section 5.1 of the Bylaws is hereby amended in its entirety so that, as amended, said Section 5.1 shall read as follows:

            "5.1 Method. Whenever by statute, the certificate of incorporation of the Corporation, or these by-laws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books (or in the case of a stockholder, the stock transfer records of the Corporation), (b) by a form of electronic transmission, or (c) by any other method permitted by law (including but not limited to overnight courier service or telegram). Any notice required or permitted to be given by mail shall be deemed to be delivered and given upon the time when the same is deposited in the United States; provided that, with respect to any notice given to a director by mail, the Corporation shall telefax or send by overnight courier a copy of such notice (the "Concurrent Mail Notice"), on the same day that such notice


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      is deposited in the mail, to a fax number or street address previously provided by a director in writing to the Corporation; and provided further, however, that failure of a director to receive the Concurrent Mail Notice shall not affect the validity of the notice given by mail. Any notice given by a form of electronic transmission, including but not limited to facsimile telecommunication, electronic mail, or posting on an electronic network, shall be deemed to be delivered if consented to by the stockholder to whom notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Such consent shall be deemed revoked if the Corporation is unable to deliver two consecutive notices by electronic transmission, and such inability becomes known to the Corporation or its transfer agent. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given upon the time delivered to such service with all charges prepaid and addressed as aforesaid; provided that, with respect to any notice given to a director by overnight courier service, the Corporation shall telefax a copy of such notice (the "Concurrent Courier Notice"), on the same day that such notice is deposited with the courier service, to a fax number previously provided by a director in writing to the Corporation; and provided further, however, that failure of a director to receive the Concurrent Courier Notice shall not affect the validity of the notice given by overnight courier service. Any notice required or permitted to be given by telegram, telex, or telefax to be delivered and given upon the time transmitted as aforesaid."

      7. Section 5.2 of the Bylaws is hereby amended in its entirety so that, as amended, said Section 5.2 shall read as follows:

            "5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the certificate of incorporation of the Corporation, or these by-laws, a waiver thereof either (i) in writing and signed by the person or person entitled to such notice, or (ii) by a form of electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened."

      8. Section 8.8 of the Bylaws is hereby amended in its entirety so that, as amended, said Section 8.8 shall read as follows:

            "8.8 Meetings by Remote Communication. Stockholders (acting for themselves or through a proxy), members of the board of directors, and members of a committee of the board of directors may participate in and hold a meeting of such stockholders, board of directors, or committee by means of remote communication, including but not limited to a conference telephone, videoconference transmission, internet chat room, or similar communications capability, provided that the Corporation implement reasonable measures to (i) verify the attendance and


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      eligibility of remote participants, (ii) provide participants a reasonable opportunity to participate and vote, and (iii) record the votes and other actions taken by remote participants during the meeting. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened."

      9. Section 8.9 of the Bylaws is hereby amended in its entirety so that, as amended, said Section 8.9 shall read as follows:

            "8.9 Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation of the Corporation or by these by-laws, any action required or permitted to be taken at a meeting of the stockholders of the Corporation, the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by the number of stockholders required by law or the certificate of incorporation of the Corporation, all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such stockholders, directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the stockholders, board or committee, as the case may be. An electronic transmission, including but not limited to a telegram, cablegram, or facsimile telecommunication, shall be deemed to be written, signed, and dated for the purposes of this section, provided that any such transmission is delivered with information from which the Corporation can determine (a) that the transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act on his or her behalf, and (b) the date on which the transmission was transmitted, as that date shall be deemed to be the date on which the consent was signed. However, for an electronic transmission to be deemed a valid consent, such transmission must be (i) reproduced in paper form and
      (ii) delivered to the registered office of the Corporation in the State of Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of its minute books. Any copy, facsimile, or other reliable reproduction of the entire original written consent may be used in lieu of the original writing."


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